UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to section 13 or 15(d) of
               the Securities exchange act of 1934


Date of Report (Date of earliest event reported): February 11, 1998
                                                 -------------------


                        fonix corporation
---------------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)



                            Delaware
---------------------------------------------------------------------------
 (State or other jurisdiction of incorporation or organization)


         0-23862                                   22-2994719
---------------------------          ------------------------------------
  (Commission file number)             (I.R.S. Employer Identification No.)



   1225 Eagle Gate Tower, 60 East South Temple Street
   Salt Lake City, Utah                                        84111
 --------------------------------------------------------------------------
  (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (801) 328-0161



                               Not Applicable
---------------------------------------------------------------------------
       (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS

     On November 17, 1997, fonix corporation (the "Company" or "fonix") entered into a strategic collaborative agreement (the "Master Agreement") with Siemens Semiconductor Group of Siemens Aktiengesellschaft ("Siemens") pursuant to which fonix and Siemens will jointly pursue the development and commercialization of products incorporating fonix technologies into Siemens integrated circuits ("ICs") for use in telecommunications products. The Master Agreement anticipates multiple product-specific collaborative efforts between fonix and Siemens for a variety of telecommunications applications as described in multiple to-be-negotiated sub-agreements ("Statements of Work").

     On February 11, 1998, fonix and Siemens executed the first Statement of Work pursuant to the Master Agreement. The Statement of Work pertains to the development of ICs incorporating fonix technologies for use in answering machines. Under the Statement of Work, fonix granted to Siemens a world-wide, exclusive, non-transferable license respecting any Siemens ICs incorporating fonix technologies for inclusion in answering machines. In consideration of fonix's grant of such license to Siemens, Siemens agreed to pay an annual royalty calculated from the net selling price received by Siemens. For purposes of calculating such royalties, "net selling price" means the price charged by Siemens for ICs, less deductions for value added tax, packaging and transport costs and insurance. Royalty payments are to be paid quarterly by Siemens. Siemens' exclusive rights under that license terminate after 10 years, and, after the third year following completion of the development work, Siemens is required to pay an annual minimum royalty fee to preserve its exclusive license.

     The first Statement of Work described herein is subject to termination by either party in the event of (i) a material breach by the other party, which breach is not cured after written notice thereof has been delivered to the breaching party, (ii) the insolvency of the other party or (iii) a material breach of the Master Agreement.


ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     In connection with the execution of the Statement of Work, and as anticipated by the Master Agreement, on February, 13 1998, Siemens paid to fonix a total of 5,000,000 deutsche marks ("DM"). Of that amount, 2,400,000 DM was paid to fonix as a non-refundable advance royalty payment for the licensing to Siemens of certain fonix technologies, and 600,000 DM was paid as the purchase price for warrants ("Warrants") to purchase up to 1,000,000 shares of fonix restricted common stock on or before the following dates and at the following exercise prices:

            No. of Shares     Exercise PriceExpiration Date

             200,000            U.S. $10.00   December 31, 1998
             200,000            U.S. $15.00   March 31, 1999
             200,000            U.S. $20.00   June 30, 1999
             200,000            U.S. $25.00   September 30, 1999
             200,000            U.S. $30.00   December 31, 1999

Further, 2,000,000 DM was paid to fonix to acquire shares of fonix's restricted common stock (the "Shares")at any time prior to March 12, 1998. If Siemens elects not to acquire all or a part of the Shares on or prior to March 12, 1998, the 2,000,000 DM (or any lesser portion thereof not used to purchase all or a portion of the Shares) shall be accounted for as an additional advance royalty payment. The purchase price of the Shares, if Siemens elects to purchase them, shall be the closing price of fonix Common Stock as quoted by the Nasdaq SmallCap Market on the day preceding the day on which Siemens notifies fonix of its election to purchase the Shares.

     The issuance of the Shares, if any, and Warrants as described above was, and the issuance of the common stock underlying the Warrants will be, accomplished without registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), pursuant to exemptions or exceptions from the registration requirement of the Securities Act afforded by Section 4(2) of the Securities Act and the rules and regulation promulgated thereunder and/or Regulation S under the Securities Act. The Company has agreed to register the Shares, if any are purchased, and the shares of restricted common stock issuable upon exercise of the Warrants within 30 days of the earlier of (i) the exercise by Siemens of Warrants to purchase the first 200,000 shares of stock underlying the Warrants, or (ii) April 23, 1998. Siemens also has "piggyback" registration rights with respect to the Shares and the common stock underlying the Warrants.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            fonix corporation



                            By:    /s/ Roger D. Dudley
                               --------------------------------------
                                      Roger D. Dudley
                                      Executive Vice President




Date: February 17, 1998